Exhibit 10.1

FIRST SUPPLEMENTAL INDENTURE
BETWEEN
DICK’S SPORTING GOODS, INC., AS ISSUER
AND
WACHOVIA BANK, NATIONAL ASSOCIATION, AS TRUSTEE

Dated as of December 22, 2004
TO

INDENTURE
Dated as of February 18, 2004

SENIOR CONVERTIBLE SECURITIES DUE 2024

FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is made as of the 22nd day of December, 2004, between Dick’s Sporting Goods, Inc. (the “Company”), and Wachovia Bank, National Association, as trustee (the “Trustee”).

     WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture dated as of February 18, 2004 (the “Indenture”); and

     WHEREAS, pursuant to the Indenture the Company issued, and the Trustee authenticated and delivered, the Company’s $255,085,000 Aggregate Principal Amount at Maturity Senior Convertible Notes due 2024 (the “Securities”); and

     WHEREAS, Section 11.2 of the Indenture provides that the Company, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and the Trustee may enter into an amendment, waiver or supplemental indenture thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities to the extent set forth therein; and

     WHEREAS, pursuant to its Consent Solicitation Statement dated December 9, 2004, the Company solicited consents of the Holders to the amendment set forth in this First Supplemental Indenture (the “Amendment”); and

     WHEREAS, the Holders of at least a majority in aggregate principal amount of the Securities then outstanding have duly consented to the Amendment in accordance with Section 11.2 of the Indenture; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed;

     NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this First Supplemental Indenture, might operate to limit such action, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1
DEFINITIONS

SECTION 1.01 GENERAL.

     For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)	The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

(b)	Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE 2
AMENDMENT

     2.01 Amendment to Section 4.1 and Section 4.2 of the Indenture — Conversion Privilege and Conversion Procedure.

     Sections 4.1(c) of the Indenture has been stricken in its entirety, and Section 4.1(b) and Section 4.2(b) of the Indenture are hereby amended and restated in its entirety as follows:

     SECTION 4.1. CONVERSION PRIVILEGE.

     (b) The Holders’ rights to convert Securities into shares of Common Stock is subject to the Company’s obligation to pay each such Holder the amount of cash set forth in this paragraph, in lieu of delivering some or all of such shares of Common Stock. The Company will pay to a Holder cash for each $1,000 Principal Amount at Maturity of a Security surrendered for conversion in an amount equal to the lesser of (1) the Accreted Principal Amount of such Security surrendered by such Holder on the Conversion Date and (2) the product of (i) the number of shares of Common Stock into which such Security otherwise would have been converted if no cash payment were made by the Company, multiplied by (ii) the Average Sale Price of a share of Common Stock. The Company shall determine that number of shares (the “Balance Shares”) which equals the number of shares of Common Stock into which such Security of such Holder otherwise would be converted if no cash payment were made by the Company, reduced, but not below zero, by an amount equal to the Accreted Principal Amount of such Security on the Conversion Date, divided by the Average Sale Price of a share of Common Stock. If the number of Balance Shares is zero, a Holder will not be entitled to any further payment of cash or shares upon conversion. If the number of Balance Shares is greater than zero, the Company will have the option to deliver cash or a combination of cash and shares of Common Stock for the Balance Shares by electing for each full Balance Share for which the Company has chosen to deliver cash to pay cash in an amount equal to the Average Sale Price of a share of Common Stock.

     SECTION 4.2. CONVERSION PROCEDURE.

     (b) The Company shall deliver to the Holder surrendering such Security the amount of cash payable with respect to such Security no later than the second Business Day following the determination of the applicable Average Sale Price, together with a certificate for the number of full shares of Common Stock, if any, deliverable upon the conversion (to the extent certificated) and cash in lieu of any fractional share determined pursuant to Section 4.3 hereof. If shares of Common Stock are delivered as consideration, then the Person in whose name the certificate representing such shares is registered shall be treated as a stockholder of record of the Company on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the Conversion Date. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

ARTICLE 3
MISCELLANEOUS

     3.01 Effectiveness.

     This First Supplemental Indenture shall become effective upon its execution and delivery by the Company and the Trustee. Upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

     3.02 Indenture Remains in Full Force and Effect.

     Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect. For the avoidance of doubt, the parties confirm that the Amendment, and the payment by the Company and the receipt by the Holders of the Securities of a fee in respect of the consent of the Holders to such Amendment, are not intended by the parties to (i) discharge, rescind, cancel or extinguish all or any part of the indebtedness represented by the Securities, or (ii) effect a novation, reissuance or disposition of the indebtedness represented by the Securities or to create new indebtedness in respect of the indebtedness represented by the Securities.

     3.03 Indenture and First Supplemental Indenture Construed Together.

     This First Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together. From and after the effectiveness of this First Supplemental Indenture, all references to the Indenture in the Indenture and the Securities shall refer to the Indenture as supplemented hereby.

     3.04 Confirmation and Preservation of Indenture.

     The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

     3.05 Conflict with Trust Indenture Act.

     If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that is required under the Trust Indenture Act to be part of and govern any provision of this First Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

     3.06 Severability.

     In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.07 Headings.

     The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     3.08 Benefits of Supplemental Indenture, etc.

     Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

     3.09 Successors.

     All agreements of the Company in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

     3.10 Trustee Not Responsible for Recitals.

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this First Supplemental Indenture or the due authorization of this First Supplemental Indenture by the Company.

     3.11 Certain Duties and Responsibilities of the Trustee.

     In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

     3.12 Governing Law.

     THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

     3.13 Counterpart Originals.

     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     3.14 Further Assurances.

     The Company will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Supplemental Indenture.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written

Dick’s Sporting Goods, Inc.

By: /s/ William R. Newlin
Name: William R. Newlin
Title: Executive Vice President and Chief
          Administrative Officer

By: /s/ Michael F. Hines
Name: Michael F. Hines
Title: Executive Vice President, Chief Financial
          Officer and Secretary

Wachovia Bank, National Association

By: /s/ Alan G. Finn
Name: Alan G. Finn
Title: Vice President